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                                                                    EXHIBIT 5.1
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                                              July 30, 1996

TransAct Technologies Incorporated
7 Laser Lane
Wallingford, CT 06492

Re:     Registration Statement on Form S-1
        Registration No. 333-06895
        --------------------------

        You have asked us to render this opinion in connection with the captioned Registration Statement (the "Registration Statement"), originally filed by TransAct Technologies Incorporated, a Delaware corporation (the "Company") on June 26, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering up to 1,322,500 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

        In connection with this opinion, we have examined the Company's Certificate of Incorporation, the By-Laws of the Company, the Registration Statement, including the exhibits thereto, corporate proceedings of the Company relating to the issuance of the Shares, and such other documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

        In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares taken by the Company to date.

        For purposes of this opinion we have made such examination of General Corporation Law of the State of Delaware as we have deemed relevant, and have not made any independent review of the laws of any other state. Accordingly, this opinion is limited to the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor


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TransAct Technologies Incorporated
July 30, 1996
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pursuant to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the offering and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context.

                                          Very truly yours,



                                          HINCKLEY, ALLEN & SNYDER